Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned President & Chief Executive Officer and Chief Financial Officer of the Company certifies that, to their knowledge:

1) the Company’s Form 10-QSB for the quarterly period ended December 27, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) the information contained in the Company’s Form 10-QSB for the quarterly period ended December 27, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CARL H. GUILD, JR.	/s/ MICHAEL P. MALONE

Carl H. Guild, Jr. President & Chief Executive Officer	Michael P. Malone Treasurer and Chief Financial Officer

Date: February 9, 2004	Date: February 9, 2004